Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-287325, 333-285613, 333-285611, 333,277871, 333-276764, 333-269424, 333-254310 and 333-233594) and Form S-8 (Nos. 333-288022, 333-285603, 333-280116, 333-277869, 333-272456, 333-270765, 333-269162, 333-268643, 333-265351, 333-258856, 333-241370 and 333-222763) of Solid Biosciences Inc. of our report dated March 19, 2026, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 19, 2026